   As filed with the Securities and Exchange Commission on February 5, 1999
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             E-TEK DYNAMICS, INC.
            (Exact name of Registrant as specified in its charter)

                                  1865 Lundy Avenue                         59-2337308
      Delaware               San Jose, California  95131        (I.R.S. Employer Identification No.)

(State of Incorporation)

  (Address, including zip code, of Registrant's principal executive offices)


                          1997 EQUITY INCENTIVE PLAN
                     1997 EXECUTIVE EQUITY INCENTIVE PLAN
                                1998 STOCK PLAN
                           1998 DIRECTOR OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)


                            William N. Gerson, Esq.
                                General Counsel
                             E-Tek Dynamics, Inc.
                               1865 Lundy Avenue
                          San Jose, California  95131
                                (408) 546-5000
                                 _____________
(Name, address, and telephone number, including area code, of agent for service)


                                   Copy to:

                             Aaron J. Alter, Esq.
                      Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                    Proposed               Proposed
                                    Amount                          Maximum                Maximum            Amount of
    Title of Securities to          to be                       Offering Price Per         Aggregate         Registration
         be Registered            Registered                         Share               Offering Price          Fee
---------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value      11,568,769 shares (1)(2)      $30.00 (3)               $232,372,397 (3)    $64,600
========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)  Includes 4,347,575, 419,445, 5,801,749, 250,000 and 750,000 shares of
     Common Stock issuable under the 1997 Equity Plan, 1997 Executive Equity Incentive Plan, 1998 Stock Plan, 1998 Director Option Plan and 1998 Employee Stock Purchase Plan, respectively.
(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 4,988,720 shares subject to outstanding options to purchase Common Stock under the plans described above (collectively, the "Plans"), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $7.01 per share pursuant to Rule 457(h) under the Securities Act. With respect to 6,580,049 shares of Common Stock available for future grant under the Plans, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on February 3, 1999, which average was $30.00.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Prospectus, filed with the Commission on December 2, 1998, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     2. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on November 24, 1998.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Certificate, and that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

     The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers.

     The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

Exhibit
Number                              Document
-------   ------------------------------------------------------------

 4.1*     Registrant's 1997 Equity Incentive Plan

 4.2*     Registrant's 1997 Executive Equity Incentive Plan

 4.3*     Registrant's 1998 Stock Plan

 4.4*     Registrant's 1998 Director Option Plan

 4.5*     Registrant's 1998 Employee Stock Purchase Plan

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), as to legality of securities being registered

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of WSGR (contained in Exhibit 5.1)

24        Power of Attorney (see page 6)

______________________
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-61763), declared effective December 1, 1998.

Item 9.   Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, E-Tek Dynamics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 5th day of February, 1999.

                                  E-Tek Dynamics, Inc.

                                  By:  /s/ William N. Gerson
                                       ------------------------------
                                       William N. Gerson
                                       General Counsel

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjay Subhedar and William N. Gerson and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                            Title                         Date

/s/ Michael J. Fitzpatrick        President, Chief Executive               February 1, 1999
-----------------------------     Officer and Director (Principal
Michael J. Fitzpatrick            Executive Officer)


/s/ Sanjay Subhedar               Senior Vice President, Operations        February 1, 1999
-----------------------------     Chief Financial Officer and
Sanjay Subhedar                   Secretary (Principal Financial and
                                  Accounting Officer)

/s/ Walter G. Kortschak           Chairman of the Board of Directors       February 2, 1999
-----------------------------
Walter G. Kortschak

_____________________________     Director                                 __________, 1999
David Dorman

/s/ Joseph W. Goodman             Director                                 February 2, 1999
-----------------------------
Joseph W. Goodman


/s/ Donald J. Listwin             Director                                 February 2, 1999
-----------------------------
Donald J. Listwin


/s/ Peter Y. Chung                Director                                 February 2, 1999
-----------------------------
Peter Y. Chung

                               INDEX TO EXHIBITS



Exhibit
Number                               Document
--------  ---------------------------------------------------------------

 4.1*     Registrant's 1997 Equity Incentive Plan

 4.2*     Registrant's 1997 Executive Equity Incentive Plan

 4.3*     Registrant's 1998 Stock Plan

 4.4*     Registrant's 1998 Director Option Plan

 4.5*     Registrant's 1998 Employee Stock Purchase Plan

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), as to legality of securities being registered

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of WSGR (contained in Exhibit 5.1)

24        Power of Attorney (see page 6)


______________________
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-61763), declared effective December 1, 1998.